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                                                                    EXHIBIT 99.2


                             NATIONAL-OILWELL, INC.

                                OFFER TO EXCHANGE
                      5.65% SENIOR NOTES DUE 2012, SERIES B
                                       FOR
                           5.65% SENIOR NOTES DUE 2012

            THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                ON ____________, ________, 2003, UNLESS EXTENDED.

To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

         We are enclosing herewith the materials listed below relating to the offer by National-Oilwell, Inc. (the "Company") to exchange up to $200,000,000 aggregate principal amount of the Company's new 5.65% Senior Notes due 2012, Series B for any and all outstanding 5.65% Senior Notes due 2012, all as described in, and upon the terms and subject to the conditions set forth in, the Company's Prospectus dated ________, 2003, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

         For your information and for forwarding to your clients for whom you hold Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

                  1.       Prospectus dated _____________, 2003.

                  2. The Letter of Transmittal for your use. A copy of the Letter of Transmittal is included in the Prospectus for the information of your clients.

                  3. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

                  4.       Notice of Guaranteed Delivery.

         YOUR PROMPT ACTION IS REQUESTED. The Exchange Offer will expire at 5:00 p.m., New York city time, on __________, _________, 2003, unless extended by National-Oilwell, Inc., in its sole discretion (the "Expiration Date"). The 5.65% Senior Notes due 2012 tendered pursuant to the exchange offer may be withdrawn at any time before the Expiration Date.

         The Exchange Offer is not conditioned upon any minimum number of original notes being tendered.

         Any inquiries you may have with respect to the procedures for tendering pursuant to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent, The Bank of New York, at (212) 815-3738.

                                Very truly yours,

                                National-Oilwell, Inc.

         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF NATIONAL-OILWELL, INC. OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.